CELL MEDX CORP. OTCQB: CMXC, 9CX.MU

FOR IMMEDIATE RELEASE March 26, 2018

Cell MedX Corp. Appoints Dr. George Adams as Director

Carson City, Nevada, March 26, 2018, Cell MedX Corp. (OTCQB: CMXC, 9CX.MU), (“Cell MedX” or the “Company”), an early-stage biotech company focusing on the discovery, development and commercialization of products that promote general wellness, is pleased to announce that it has appointed Dr. George Adams to the Board of Directors.

“Cell MedX has just completed a clinical trial where it has demonstrated a significant lowering of blood pressure in patients with known diabetes using its proprietary microcurrent eBalance™ device, which is a unique non-pharmaceutical therapy,” stated Dr. Adams.  “I am pleased to join the Company to advise it on next steps to commercialize this innovative approach to health and wellness.”

Dr. Terrance Owen, CEO, stated, “We, at Cell MedX, are fortunate to have Dr. Adams join our Board of Directors. His extensive and successful corporate and scientific experience are a welcome addition to our team. We look forward to his participation and assistance as we introduce the eBalance microcurrent device to international markets”.

Dr. Adams brings with him a wealth of expertise in successfully developing and bringing medical devices to global markets. He is currently a Director and Chief Executive Officer of VentriPoint Diagnostics Ltd. (TSXV:VPT). Dr. Adams is a scientist and a serial entrepreneur with extensive public market experience. His previous positions include CEO of Amorfix Life Sciences (TSX:AMF), Chairman of Sernova Corp (TSXV:SVA) and President and CEO of the UT Innovations Foundation. Prior to this, he held research and executive positions with Boston Scientific Inc, Pfizer Inc, Corvita Canada Inc., University of Ottawa and Canadian Red Cross. He has been instrumental in founding over 32 companies who have raised $120 million and has been a Director of 10 venture capital funds, 10 start-up companies and two Centres of Excellence. Dr. Adams was awarded a World Economic Foundation Technology Pioneer for 2007 and TBI Company of the year in 2009. Dr. Adams has 124 scientific publications and is a reviewer for major scientific journals, federal granting agencies and Centres of Excellence.  Dr. Adams obtained his BASc and MASc from the University of Waterloo and his PhD in Blood and Cardiovascular Disease, from McMaster University.

The compensation package for Dr. Adams has not been finalized, however, the Company anticipates the compensation will commensurate with that received by other directors, including participation in grants of stock options.

About Cell MedX Corp.

Cell MedX Corp. is an early development stage bio-tech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to, diabetes, high blood pressure and chronic pain. For more information about the Company and its technology please visit our website at: www.cellmedx.com.

On behalf of the Board of Directors of Cell MedX Corp.

Dr. Terrance Owen

CEO

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information visit: www.cellmedx.com.

Or phone: 1-844-238-2692